UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2007

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697	06-1449146
(Commission File Number)	(IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2007, the Board of Directors (the “Board”) of Republic Airways Holdings Inc. (the “Company”) approved an amendment and restatement of the Company’s bylaws (as amended and restated, the “Restated Bylaws”) to revise Article VIII thereof to expressly provide for the issuance of uncertificated shares.  Under recent amendments to Rule 4350(L) of the Nasdaq Marketplace Rules, issuers are required to be eligible for a direct registration program, which permits an investor’s ownership to be recorded and maintained on the issuer’s (or its transfer agent’s) books and records without the issuance of a physical stock certificate.  The Restated Bylaws are effective immediately.

The above summary of the revisions to Article VIII of the Company’s bylaws is qualified in its entirety by reference to the Restated Bylaws, a copy of which is filed herewith as Exhibit 3.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

3.1	Amended and Restated Bylaws of Republic Airways Holdings Inc.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

Dated: December 10, 2007	By:	/s/ Robert H. Cooper
Name: Robert H. Cooper
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number                                                                Description

3.1	Amended and Restated Bylaws of Republic Airways Holdings Inc.